Exhibit 10.1

AMENDMENT NO. 5 TO MASTER REPURCHASE AGREEMENT

Dated as of March 31, 2011

Between:

HOME LOAN CENTER, INC., as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

1.                                      This Amendment

The Parties agree hereby to amend the Master Repurchase Agreement dated October 30, 2009 between them (the “Original MRA”, as amended by Letter Agreement dated November 27, 2009, Amendment No. 1 to Master Repurchase Agreement dated March 11, 2010, Amendment No. 2 to Master Repurchase Agreement dated March 11, 2010, Amendment No. 3 to Master Repurchase Agreement dated July 22, 2010, Amendment No. 4 to Master Repurchase Agreement dated October 29, 2010, and as further supplemented, amended or restated from time to time, the “MRA”) to provide for certain changes to the MRA on the terms and conditions set forth herein, and they hereby amend the MRA as follows.

All capitalized terms used in the MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there.

The Paragraphs of this Amendment are numbered to correspond with the numbers of the Paragraphs in the MRA amended hereby and are accordingly often nonsequential.

2.                                      Definitions; Interpretation

A.            The following additional definitions are hereby added to Paragraph 2(a) of the MRA, in alphabetical order:

“Aged Loan” means, on any day, a Purchased Mortgage Loan that is not a CL Jumbo Loan and whose Purchase Date was more than forty-five (45) days but not more than sixty (60) days before that day.

“Investor Loan” means a Conventional Conforming Loan secured by a single family residence that is not occupied by the Mortgagor that conforms to all CL mortgage loan guidelines.

“Non-CL Loan” means either (i) a Conventional Conforming Loan or (ii) a Government Loan that is not an RHS Loan, that is not eligible for purchase by CL (RHS Loans, Second Home Loans and CL Jumbo Loans that are not CL Loans are ineligible for purchase hereunder).

B.            The definition of “Eligible Mortgage Loan” in Paragraph 2(a) of the MRA is hereby amended to (1) replace clause (v) thereof with clause (v) below, (2) replace clause (vi) thereof with clause (vi) below and (3) replace the period at the end of clause (xxiv) thereof with “;”, and to add the following clauses (xxv), (xxvi) and (xxvii):

(v)           that has a scheduled Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Aged Loan	60
Conventional Conforming Loan that is not an Aged Loan	45
Government Loan that is not an Aged Loan or an RHS Loan	45
RHS Loan that is not an Aged Loan	45
CL Jumbo Loan	15

(vi)          which does not have a Combined Loan-to-Value Ratio in excess of (i) one hundred five percent (105%) in the case of a Government Loan other than an RHS Loan, (ii) one hundred three and sixty-two hundredths percent (103.62%) in the case of an RHS Loan or (iii) ninety-five percent (95%) in the case of a Conventional Conforming Loan (or, in each case, such other percentage determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) and, if its Loan-to-Value Ratio is in excess of eighty percent (80%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time), it has private mortgage insurance in an amount required by the applicable Agency Guidelines, unless pursuant to Agency Guidelines in existence at the time such Mortgage Loan was originated, private mortgage insurance is not required for such Mortgage Loan;

(xxv)        that, if an Aged Loan, its Purchase Price, when added to the sum of the Purchase Prices of all Aged Loans that are then subject to Transactions, is less than or equal to five percent (5%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xxvi)       that, if an Investor Loan, its Purchase Price, when added to the sum of the Purchase Prices of all Investor Loans that are then subject to Transactions, is less than or equal to five percent (5%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount; and

(xxvii)      that, if a Non-CL Loan, its Purchase Price, when added to the sum of the Purchase Prices of all Non-CL Loans that are then subject to Transactions,

is less than or equal to five percent (5%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount.

C.            The definition of “Repurchase Date” in Paragraph 2(a) of the MRA is hereby amended to read as follows:

“Repurchase Date” means, with respect to each Transaction, the date on which Seller is required to repurchase from Buyer the Purchased Mortgage Loans that are subject to that Transaction.  The Repurchase Date shall occur (i) for Transactions terminable on a date certain, on the date specified in the Confirmation, (ii) for Transactions to be terminable on demand, the earlier to occur of (a) the date specified in Buyer’s demand or (b) the date specified in the Confirmation on which Seller is required to repurchase the Purchased Mortgage Loans if no demand is sooner made and (iii) for repurchases of Defective Mortgage Loans under Paragraph 3(h), the Early Repurchase Date; provided that in any case, the Repurchase Date with respect to each Transaction shall occur no later than the earlier of (1) the Termination Date and (2) (i) for each CL Jumbo Loan purchase Transaction, the date that is fifteen (15) days after the Purchase Date of such Transaction, or (ii) for each Aged Loan purchase Transaction, the date that is sixty (60) days after the Purchase Date of such Transaction, or (iii) for each Transaction of any other type of Purchased Mortgage Loan, the date that is forty-five (45) days after the Purchase Date of such Transaction.

D.            The definition of “Second Home Loan” in Paragraph 2(a) of the MRA is hereby amended to read in its entirety as follows:

“Second Home Loan” means a Conventional Conforming Loan secured by a single family residence that is occupied by the Mortgagor but is not the Mortgagor’s principal residence and whose underwriting, Takeout Commitment, appraisal and all related documentation that Buyer elects to review are approved by Buyer.

11.          Seller’s Covenants.

A.            Paragraph 11(x)(v) of the MRA is hereby amended to read in its entirety as follows:

(v)           Net Income.  Commencing on September 30, 2011, as of the end of each September 30, December 31, March 31 and June 30, Seller’s net income before taxes for the immediately preceding six-month period (including the applicable test month) shall not be less than $1.00.

B.            Paragraph 11(x)(viii) of the MRA is hereby amended to read in its entirety as follows:

(viii)        Net Losses.  Seller shall not permit its net loss before taxes to be greater than $9,500,000 for the calendar quarter ending March 31, 2011, to be greater than $3,000,000 for the calendar quarter ending June 30, 2011, or to be greater than $2,500,000 for any calendar quarter thereafter.

Exhibit B

A.            The last sentence of Item (aaa) of Exhibit B is hereby amended in its entirety to read as follows:

The Mortgagor occupies the Mortgaged Property unless the Mortgaged Property secures an Investor Loan.

B.            Item (ppp) of Exhibit B is hereby amended in its entirety to read as follows:

(ppp)      Ineligible Loan Types.  The Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, (iv) secured by Mortgaged Property which is not occupied by the Mortgagor unless the Mortgage Loan is an Investor Loan, (v) a reverse mortgage, (vi) a subprime Mortgage Loan or alt-A Mortgage Loan, or (vii) considered an “Expanded Approval” loan or such similar loan as described in applicable Agency’s eligibility certification.

C.            Item (qqq) of Exhibit B is hereby amended in its entirety to read as follows:

(qqq)      No Previous Financing.  The Mortgage Loan has not been previously financed by any Person.

Exhibit C

Exhibit C is amended to replace Item VIII (Net Income) thereof with Item VIII below and to replace Item IX (Net Losses) with Item IX below:

VIII.        NET INCOME (tested each calendar quarter commencing September 30, 2011)

Cumulative net income for calendar month and the five calendar months ending immediately prior to such calendar month	$
Minimum permitted	$1.00
In compliance?	☐ Yes ☐ No

IX.           NET LOSSES (tested each calendar quarter)

Net losses for calendar quarter	$
Maximum permitted	$9,500,000 for the calendar quarter ending March 31, 2011,
$3,000,000 for the calendar quarter ending June 30, 2011,
$2,500,000 for each calendar quarter after June 30, 2011.
In compliance?	☐ Yes ☐ No

[Signature Page Follows]

As amended hereby, the MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ John Greene
John Greene,
Assistant Vice President and Underwriter

HOME LOAN CENTER, INC.

By:	/s/ Rian Furey
Name:	Rian Furey
Title:	SVP

[Signature Page to Amendment No. 5 to Master Repurchase Agreement]